Exhibit 22d(i)

INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT

RETIREMENT INCOME TRUST

     This Agreement is made and entered into as of the ___ of October, 2004, by and between Retirement Income Trust, a Delaware statutory trust (the "Fund"), and

Retirement Income Advisers, a Pennsylvania statutory trust ("Adviser").

WHEREAS, the Fund is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act"), and is authorized to issue shares representing interests in the following series:

               The Retirement Income Fund (the "Portfolio"); and

WHEREAS,  Adviser is registered as an  investment  adviser under the  Investment

Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS,  the Fund  desires  to  retain  Adviser  to render  certain  investment management services to the Fund and Adviser is willing to render such services;

NOW THEREFORE,  in consideration of the mutual covenants herein  contained,  the parties hereto agree as follows:

     1.   OBLIGATIONS OF INVESTMENT ADVISER

(A)  SERVICES. Adviser agrees to perform the following services (the "Services")

     for the Fund:

     (1)  manage the investment and reinvestment of the Portfolio's assets;

     (2)  continuously review,  supervise, and administer the investment program of the Portfolio;

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     (3)  determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions);

     (4)  provide the Fund with records  concerning  Adviser's  activities which the Fund is required to maintain; and

     (5)  render regular reports to the Fund's officers and directors concerning

          Adviser's discharge of the foregoing responsibilities.

     Adviser  shall  discharge  the  foregoing  responsibilities  subject to the general  supervision  and control of the officers and the  directors of the Fund and in  compliance  with such  policies as the  directors  may from time to time establish,  and in compliance with the objectives,  policies, and limitations of the  Portfolio  set forth in the Fund's  prospectus  and statement of additional information,  as amended  from time to time,  and with all  applicable  laws and regulations. All Services to be furnished by Adviser under this Agreement may be furnished through the medium of any directors,  officers or employees of Adviser or through such other parties as Adviser may determine from time to time.

     Adviser agrees,  at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings,

equipment  and  personnel as may be  reasonably  required in the judgment of the

Board of  Directors of the Fund to perform the Services on the terms and for the compensation  provided  herein.  Adviser  shall  authorize and permit any of its officers,  directors and employees,  who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected.

     Except to the extent expressly  assumed by Adviser herein and except to the extent  required by law to be paid by Adviser,  the Fund shall pay all costs and expenses in connection with its operation and organization.

     (B) BOOKS AND RECORDS.  All books and records  prepared and  maintained  by

Adviser for the Fund under this Agreement shall be the property of the Fund and,

upon request therefor, Adviser shall surrender to the Fund such of the books and records so requested.

     2. PORTFOLIO  TRANSACTIONS.  Adviser is authorized to select the brokers or dealers that will execute the  purchases and sales of portfolio  securities  for the  Portfolio  and is directed  to use its best  efforts to obtain the best net results as described in the Fund's prospectus from time to time. Adviser may, in its discretion,  purchase and sell portfolio  securities from and to brokers and dealers who provide the Portfolio  with research,  analysis,  advice and similar services,  and  Adviser  may pay to these  brokers  and  dealers,  in return for research  and  analysis,  a higher  commission  or spread than may be charged by other brokers and dealers,  provided that Adviser  determines in good faith that such commission is reasonable in terms either of that particular  transaction or of the overall  responsibility  of Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Portfolio over the long-term.  Adviser will promptly communicate to the  officers  and the  directors  of the Fund such  information  relating to portfolio transactions as they may reasonably request.

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     3. COMPENSATION OF ADVISER. The Fund will pay to Adviser on the last day of each month a fee at an annual rate equal to 0.45% of the daily average net asset value of the  Portfolio,  such fee to be computed daily based upon the net asset value of the Portfolio as determined by a valuation made in accordance  with the

Fund's  procedure for calculating  Portfolio net asset value as described in the

Fund's Prospectus and/or Statement of Additional Information.  During any period when the  determination  of a  Portfolio's  net asset value is  suspended by the directors of the Fund, the net asset value of a share of the Portfolio as of the last  business  day prior to such  suspension  shall,  for the  purpose  of this

Paragraph  3, be deemed to be net  asset  value at the close of each  succeeding business day until it is again determined.

     4. STATUS OF  INVESTMENT  ADVISER.  The services of Adviser to the Fund are not to be deemed exclusive, and Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby.  Adviser shall be deemed to be an  independent  contractor  and shall,  unless  otherwise expressly provided or authorized,  have no authority to act for or represent the

Fund in any way or  otherwise  be deemed an agent of the Fund.  Nothing  in this

Agreement shall limit or restrict the right of any director, officer or employee of Adviser,  who may also be a director,  officer,  or employee of the Fund,  to engage in any other  business or to devote his or her time and attention in part to the management or other aspects of any other  business,  whether of a similar nature or a dissimilar nature.

     5. PERMISSIBLE INTERESTS.  Directors,  agents, and stockholders of the Fund are or may be  interested  in Adviser (or any  successor  thereof) as directors,

partners,  officers,  or stockholders,  or otherwise,  and directors,  partners,

officers,  agents,  and  stockholders of Adviser are or may be interested in the

Fund as directors,  stockholders or otherwise; and Adviser (or any successor) is or may be interested in the Fund as a stockholder or otherwise.

     6. LIABILITY OF INVESTMENT ADVISER. Adviser assumes no responsibility under this  Agreement  other than to render the services  called for hereunder in good faith.  Adviser  shall not be liable for any error of  judgment  or for any loss suffered  by the Fund in  connection  with the  matters to which this  Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of  compensation  for services (in which case any award of damages shall be limited to the  period  and the amount set forth in Section  36(b)(3)  of the

Investment Company Act of 1940 or a loss resulting from willful misfeasance, bad faith or gross  negligence on its part in the  performance  of, or from reckless disregard by it of its obligations and duties under, this Agreement.

     7. TERM.  This Agreement shall remain in effect until October __, 2005, and from year to year  thereafter  provided  such  continuance  is approved at least annually by (1) the vote of a majority of the Board of  Directors of the Fund or

(2) a vote of a "majority"  (as that term is defined in the  Investment  Company

Act of 1940) of the Fund's outstanding securities, provided that in either event the  continuance  is also approved by the vote of a majority of the directors of the Fund who are not  parties to this  Agreement  or  "interested  persons"  (as defined  in the Act) of any such  party,  which  vote  must be cast in person at meeting  called for the purpose of voting on such approval;  provided,  however,

that;

     (a)  the Fund may,  at any time and  without  the  payment of any  penalty,

          terminate this  Agreement upon 60 days written notice to Adviser;

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     (b)  the  Agreement  shall  immediately  terminate  in  the  event  of  its assignment  (within the meaning of the Act and the Rules  thereunder);

          and

     (c)  Adviser may terminate this Agreement  without payment of penalty on 60 days written notice to the Fund; and

     (d)  the  terms  of  paragraph  6  of  this  Agreement  shall  survive  the termination of this Agreement.

     8.  AMENDMENTS.  No provision  of this  Agreement  may be changed,  waived,

discharged or terminated  orally, but only by an instrument in writing signed by the  party  against  which  enforcement  of the  change,  waiver,  discharge  or termination  is sought,  and no amendment of this  Agreement  shall be effective until  approved by vote of the  holders of a majority of the Fund's  outstanding voting securities.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and the year first written above.

RETIREMENT INCOME TRUST           RETIREMENT INCOME ADVISERS

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By: Michael S. Lando                        By: Michael S. Lando

President                                        President

ATTEST:                                         ATTEST:

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By:

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Its:  Secretary                                 Its:  Secretary

[Corporate Seal]                                [Corporate Seal]